Exhibit 2

Franklin (R)
Electronic Publishers             ONE FRANKLIN PLAZA, BURLINGTON, NJ 08016-4907,
                                  TEL: 609-386-2500 FAX: 609-387-0533
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                                                                            NEWS

Contact: John G. Day, Senior Vice President & Chief Financial Officer Gregory Winsky, Senior Vice President
            Franklin Electronic Publishers, Inc.
            (609) 386-2500

                                                           FOR IMMEDIATE RELEASE

            Investor Relations
            Cheryl Schneider/John Blackwell
            Press: Michael McMullan
            Morgen-Walke Associates
            (212) 850-5600

                 FRANKLIN ELECTRONIC PUBLISHERS, INC. COMPLETES
                          RESTRUCTURING OF SENIOR NOTES

      Burlington, NJ, April 15, 1999 -- Franklin Electronic Publishers, Inc. (NYSE: FEP) today announced that it has restructured the Note Purchase Agreement for its $40,000,000 7.71% Senior Notes due March 31, 2007. As a part of the restructuring, the Company has paid down $6,000,000 in principal and agreed to interest rate increases on the balance of the principal.

      In February 1999, the Company announced that it had revalued its inventory at the end of the December quarter, resulting in a writedown of $11,200,000 before income taxes. As a result of the large loss for the quarter, the Company did not meet EBITDA covenants under the Note Purchase Agreement and the credit agreements with its banks. At that time, the Company received waivers from the Senior Noteholders and its banks in order to allow the Company to restructure its financing arrangements. The restructuring of the Note Purchase Agreement provides the Company with acceptable modifications to the EBITDA covenants, a reduction in prepayment penalties for the $6,000,000 prepayment, and the reductions in future prepayment penalties for certain additional optional

                                     -more-

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FEP: COMPLETES RESTRUCTURING OF SENIOR NOTES      Page: 2

prepayments of principal. The Company agreed to an interest rate increase of 1.25% on the Senior Notes and agreed to further interest rate increases of 25 basis points per quarter for four consecutive quarters ending March 31, 2000.

      Franklin Electronic Publishers, Inc. (NYSE:FEP), the exclusive source for REX(R) PC-Card organizer products, is the worldwide market leader in handheld electronic books, including the popular BOOKMAN(R) series. The Company is also the exclusive producer and distributor of ROLODEX(R) Electronics brand personal information management products. Franklin has sold more than 20,000,000 electronic books and currently publishes more than 200 titles, including dictionaries and bilingual dictionaries; encyclopedias; Bibles; entertainment titles; education and tutorial publications; and medical reference works. Franklin products, available in sixteen languages, are sold in 45,000 retail outlets worldwide and through catalogs and the Internet. More information about Franklin can be found at http://www. franklin.com. The Company has sales and distribution subsidiaries in the United Kingdom, France, Germany, the Benelux countries, Canada, Australia, Mexico, Singapore, and South Africa, and production management offices in Tokyo and Hong Kong.

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ROLODEX(R) is a registered trademark of Sterling Plastics Co. a subsidiary of
Nowell Co. Other product and company names herein may be trademarks of their respective owners.

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Except for the historical information contained herein, the matters discussed throughout this release, including, but not limited to, those that are stated as Franklin's belief or expectation or preceded by the word "should" are forward looking statements that involve risks to and uncertainties in Franklin's business, including, among other things, the timely availability and acceptance of new electronic reference products, organizers, and computer companion products, changes in technology, the impact of competitive electronic products, the management of inventories. Franklin's dependence on third party component suppliers and manufacturers, including those that provide Franklin-specific parts, and other risks and uncertainties that may be detailed from time to time in Franklin's reports filed with the Securities and Exchange Commission.
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